   As filed with the Securities and Exchange Commission on January  __, 1998
                                                       Registration No. 0-27038
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 VISIONEER, INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                             94-3156479
          (State of incorporation)        (I.R.S. Employer Identification No.)

                               34800 CAMPUS DRIVE
                                FREMONT, CA 94555
                    (Address of principal executive offices)

                             -----------------------

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       1993 INCENTIVE STOCK OPTION PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK OPTION PLAN
         1997 NONSTATUTORY DIRECTOR'S STOCK OPTION PLAN (5,000 SHARES) 1997 NONSTATUTORY DIRECTOR'S STOCK OPTION PLAN (25,000 SHARES)
                            (Full title of the Plans)

                             -----------------------

                                 J. Larry Smart
                       President & Chief Executive Officer
                                 VISIONEER, INC.
                               34800 Campus Drive
                                Fremont, CA 94555
                                 (510) 608-0300
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                John V. Bautista
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 26 Pages
                            Exhibit Index on Page 6
              (Calculation of Registration Fee on following page)

                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                         Proposed      Proposed
                                                          Maximum       Maximum
                                       Maximum Amount    Offering      Aggregate      Amount of
                                           to be         Price Per     Offering      Registration
Title of Securities to be Registered    Registered(1)      Share         Price           Fee
------------------------------------- ---------------- ------------- -------------- -------------
1995 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  $0.001 par value..................   400,000 Shares    $1.43(2)      $572,000.00      $168.74

1993 INCENTIVE STOCK OPTION PLAN
  Common Stock Issuable upon
  Exercise of Outstanding Options,
  $0.001 par value..................   459,708 Shares    $3.83(3)    $1,760,681.64      $519.40

  Common Stock Reserved for Grant of
  Additional Options,
  $0.001 par value..................   540,292 Shares    $1.69(4)      $913,093.48      $269.36

1995 DIRECTORS' STOCK OPTION PLAN
  Common Stock Reserved for Grant of
  Additional Options,
  $0.001 par value..................   120,000 Shares    $1.69(4)      $202,800.00       $59.83

1997 EMPLOYEE STOCK OPTION PLAN
  Common Stock Issuable upon
  Exercise of Outstanding Options,
  $0.001 par value..................   743,000 Shares    $3.04(3)    $2,258,720.00      $666.32

  Common Stock Reserved for Grant
  of Additional Options,
  $0.001 par value..................   557,000 Shares    $1.69(4)      $941,330.00      $277.69

1997 NONSTATUTORY DIRECTOR'S STOCK OPTION PLAN (5,000 SHARES)
  Common Stock Issuable upon
  Exercise of Outstanding Option,
  $0.001 par value..................     5,000 Shares    $3.50(3)       $17,500.00        $5.16

1997 NONSTATUTORY DIRECTOR'S STOCK OPTION PLAN (25,000 SHARES)
  Common Stock Issuable upon
  Exercise of Outstanding Option,
  $0.001 par value..................    25,000 Shares    $3.50(3)       $87,500.00       $25.81

               TOTAL                 2,850,000 Shares    $2.37       $6,753,625.12    $1,992.31
               -----

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as Amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on January 26, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 26, 1998.

                                           PART II
                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Prospectus filed on December 11, 1995 pursuant to Rule 424(b) of the Securities Act and the Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 29, 1996 filed on March 25, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Registrant's Annual Report on Form 10-K contains audited financial statements for the Registrant's fiscal year ended December 29, 1996.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on October 20, 1995, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 160,166 shares of the Registrant's Common Stock in the aggregate.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.        EXHIBITS.

                  Exhibit
                  Number
                  ------
                  4.1       1997 Employee Stock Option Plan (1,300,000 Shares)
                  4.2       1997 Nonstatutory Director's Stock Option Plan (5,000 Shares)
                  4.3       1997 Nonstatutory Director's Stock Option Plan (25,000 Shares)
                  5.1       Opinion of Venture Law Group, a Professional Corporation.
                  23.1      Consent of Venture Law Group, a Professional Corporation
                            (included in Exhibit 5.1).
                  23.2      Consent of Independent Accountants.
                  24.1      Powers of Attorney (see p. 5).

Item 9.        UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, VISIONEER, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this January 30, 1998

                                     VISIONEER, INC.


                                     By: /s/ J. LARRY SMART
                                        --------------------------------------
                                        J. Larry Smart
                                        President & Chief Executive Officer

                                      POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Larry Smart and Geoffrey C. Darby, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                             Title                         Date
           ---------                             -----                         ----

/s/ J. LARRY SMART                President and Chief Executive           January 30, 1998
-----------------------------       Officer (Principal Executive
J. Larry Smart                      Officer)

/s/ GEOFFREY C. DARBY             Vice President of Finance and           January 30, 1998
-----------------------------       Administration and Chief
Geoffrey C. Darby                   Financial Officer (Principal
                                    Financial and Accounting
                                    Officer)

/s/ William J. Harding            Director                                January 30, 1998
-----------------------------
William J. Harding

/s/ Jeffrey Heimbuck              Director                                January 30, 1998
-----------------------------
Jeffrey Heimbuck

/s/ David F. Marquardt            Director                                January 30, 1998
-----------------------------
David F. Marquardt

/s/ Vincent Worms                 Director                                January 30, 1998
-----------------------------
Vincent Worms

                                    EXHIBITS

 Exhibit                                                                             Page
  Number                                                                              No.
  ------                                                                           ------
   4.1      1997 Employee Stock Option Plan (1,300,000 Shares) ...................     7
   4.2      1997 Nonstatutory Director's Stock Option Plan (5,000 Shares) ........    14
   4.3      1997 Nonstatutory Director's Stock Option Plan (25,000 Shares) .......    20
   5.1      Opinion of Venture Law Group, a Professional Corporation .............    25
   23.1     Consent of Venture Law Group, a Professional Corporation
            (included in Exhibit 5.1).

   23.2     Consent of Independent Accountants ...................................    26

   24.1     Powers of Attorney (see p. 5).